UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ARK 21SHARES BITCOIN ETF

(Exact name of registrant as specified in its charter)

Delaware	87-6497023
(State or incorporation or organization)	(I.R.S. Employer Identification Number)

37 West 20th Street, Suite 1101 New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Shares of Beneficial Interest of Ark 21Shares Bitcoin ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-257474

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are shares of beneficial interest (the “Shares”), of Ark 21Shares Bitcoin ETF (the “Trust”). An application for listing of the Shares of the Trust has been filed with and approved by Cboe BZX Exchange, Inc.  A description of the Shares is contained in the Trust’s preliminary prospectus, which is a part of the Registration Statement on Form S-1 (Registration No. 333-257474), filed with the Securities and Exchange Commission on or about December 28, 2023. Such description is incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 4, 2024	ARK 21SHARES BITCOIN ETF 21Shares US LLC, as Sponsor of the Trust

	By:	/s/ Ophelia Snyder
	Name:	Ophelia Snyder
	Title:	President